UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

On April 27, 2017, we issued a press release announcing our financial results for the three month period ended March 31, 2017. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. We use EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA as a supplemental measure to evaluate a company’s overall operating performance. However, EBITDA has material limitations as an analytical tool and you should not consider EBITDA isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles in the United States (“GAAP”). We consider EBITDA a useful tool to assist us in evaluating performance because it eliminates items related to capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment), and amortization of intangible assets. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA as a performance measure and also consider our GAAP results. EBITDA is not a measurement of our financial performance under GAAP and should not be considered an alternative to net income (loss), operating income (loss) or any other measures derived in accordance with GAAP. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

Item 9.01	Financial Statements and Exhibits.

99.1 Press Release, dated April 27, 2017, announcing financial results for the three month period ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer